Exhibit 99.1

The Beachbody Company, Inc. Completes Reverse Stock Split

Class A common stock expected to begin trading on a split-adjusted basis on November 22, 2023

El Segundo, Calif. (November 21, 2023) – The Beachbody Company, Inc. (NYSE: BODY) (“BODi” or the “Company”), a leading subscription health and wellness company, today announced that the Company’s board of directors has approved a reverse stock split of all of its issued and outstanding common stock at a ratio of one post-split share for every fifty pre-split shares, effective November 21,2023. The Company’s Class A common stock is expected to begin trading on the split-adjusted basis on the New York Stock Exchange (“NYSE”) when the stock markets open on November 22, 2023, under the existing trading symbol “BODY,” with a new CUSIP number of 073463 309.

Mark Goldston, Executive Chairman of BODi, stated, “We are confident that our recently developed turnaround plan will help drive profitability, free cash flow and help to increase our cash on the balance sheet. We have dramatically lowered the breakeven of the company through additional, newly identified reductions in both fixed costs and capital expenditures as part of the ongoing program that began in 2021. As a result of those efforts, we expect to bring the total realized cost savings under the program to a cumulative $165 million by December 31, 2023. In addition to the major cost savings program we have implemented, we are aggressively developing new programs to unlock incremental revenue opportunities. While the execution of our robust turnaround plan will put us on the right path to regain compliance with the NYSE’s minimum closing price requirements and drive long-term shareholder value, we believe that instituting a reverse stock split is the most appropriate action at this time to address the uncertainty regarding our listing.”

As a result of the reverse stock split, fifty shares of the Company’s issued and outstanding Class A and Class X common stock have been combined and reclassified into one issued and outstanding share of Class A and Class X common stock, respectively. The reverse stock split reduced the number of issued and outstanding shares of the Company’s Class A common stock from 177.81 million to 3.56 million and the number of issued and outstanding shares of the Company’s Class X common stock from 136.45 million to 2.73 million.

No fractional shares were issued as a result of the reverse stock split. Instead, stockholders who otherwise were entitled to receive fractional shares of common stock will be entitled to receive cash. The reverse stock split affects all stockholders uniformly and does not alter any stockholder’s percentage interest in the Company’s outstanding common stock, except for adjustments that may result from the treatment of fractional shares. Stockholders owning shares of the Company’s common stock via a bank, broker, or other nominee will have their positions automatically adjusted to reflect the reverse stock split and will not be required to take further action in connection with the reverse stock split, subject to such intermediary’s particular processes.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 11, 2023, which is available on the SEC’s website, www.sec.gov, and on the “Investors” section of the Company’s website at investors.thebeachbodycompany.com.

About BODi and The Beachbody Company, Inc.

Originally known as Beachbody, BODi has been innovating structured step-by-step home fitness and nutrition programs for 25 years such as P90X, Insanity, and 21-Day Fix, plus the first premium superfood nutrition supplement, Shakeology. Headquartered in El Segundo, California, BODi helps people feel great while they pursue extraordinary life-changing results. The BODi community represents millions of people helping each other stay accountable to goals of healthy weight loss, improved strength and energy, and resilient mental and physical well-being. For more information, please visit TheBeachbodyCompany.com.

Safe Harbor Statement

This press release of The Beachbody Company, Inc. (“we,” “us,” “our,” and similar terms) contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical facts and statements in future tense. These statements include

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but are not limited to, statements regarding our future performance and potential cost savings opportunities, including expected financial results, our business strategy, our plans, and our objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our reliance on a few key products; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; and litigation and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as "believe", “plans”, "expect", "will", "should," "could", "estimate", "anticipate" or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of our Securities and Exchange Commission (SEC) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 16, 2023 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are available on the Investor Relations page of our website at https://investors.thebeachbodycompany.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

Investor Relations

ICR, Inc.

BeachbodyIR@icrinc.com

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